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                                                                     EXHIBIT 1.2

                           INDEMNIFICATION AGREEMENT

                 THIS INDEMNIFICATION AGREEMENT is made and entered into as of March 6, 1997 by and between American Communications Services, Inc., a Delaware corporation (the "Company" or the "Indemnitor"), and Alex. Brown & Sons Incorporated ("Alex. Brown"), on behalf of the Representatives (as defined below).


                              W I T N E S S E T H:

                 WHEREAS, Alex. Brown and Donaldson, Lufkin & Jenrette Securities Corporation (together, the "Representatives") are involved in the formation of a syndicate to be comprised of several underwriters (collectively, the "Underwriters"), to purchase from the Indemnitor shares of the Indemnitor's common stock, par value $.01 (the "Common Stock"), in connection with a proposed public offering (the "Proposed Offering") which, if consummated, will be reflected in an Underwriting Agreement that would be entered into by the Indemnitor and the Representatives, on behalf of the Underwriters, on terms and conditions satisfactory to the Representatives (the "Underwriting Agreement");

                 WHEREAS, in connection with the Proposed Offering, the Indemnitor has prepared and filed with the Securities and Exchange Commission ("SEC") in accordance with the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder (collectively, the "Act"), a
registration statement on Form   SB-2 (Registration No. 333-20867) (such
registration statement as amended at the time when it becomes effective under the Act, including any post-effective amendments thereto, is hereinafter referred to as the "Registration Statement");

                 WHEREAS, the Indemnitor has from time to time entered into contracts and agreements with certain of its security holders pursuant to which such security holders were or may have been granted the right to require registration under the Act of shares of capital stock or other securities of the Company because of the filing or effectiveness of the Registration Statement and the consummation of the transactions contemplated by the Underwriting Agreement (such rights are hereinafter referred to as "Registration Rights"); and

                 WHEREAS, as a condition to its proceeding with the Proposed Offering and its providing advisory services to the Company in connection with the Proposed Offering, Alex. Brown has requested the Indemnitor to agree, and the Indemnitor has agreed, to enter into this Agreement;





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                 NOW, THEREFORE, in consideration of the promises and the
mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Indemnification by the Indemnitor; Reimbursement of Expenses. The Company will indemnify and hold harmless Alex. Brown, its affiliates, and the respective directors, officers, agents and employees of Alex. Brown and its affiliates, and each of the Underwriters and the respective directors, officers, agents and affiliates of each of the Underwriters (collectively, the "Indemnified Persons"), from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively "Liabilities"), and will reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of counsel) (collectively, "Expenses") as they are incurred in investigating, preparing, pursuing or defending any claim, action, proceeding or investigation, whether or not in connection with pending or threatened litigation and whether or not any Indemnified Person is a party (collectively, "Actions"), arising out of, relating to or in connection with, directly or indirectly, (i) Alex. Brown's performance of services to the Company in connection with the preparation for, or consummation of, the Proposed Offering, including the performance of such services as are customary for managing underwriters of underwritten public offerings of securities; (ii) any of the Registration Rights; and (iii) any litigation or other legal, administrative or arbitrative proceeding between Richard A. Kozak ("Kozak") and the Indemnitor, or commenced, or threatened to be commenced, by Kozak against Alex. Brown and/or the Underwriters regarding, arising from or relating to, directly or indirectly, his rights or obligations with respect to any Registration Rights or under that certain Third Amended and Restated Employment Agreement dated as of June 26, 1995, between the Company and Kozak, or under any other oral or written agreement or arrangement between the Company and Kozak (the "Kozak Matter") (collectively, the "Indemnifiable Matters"); provided, however, that the Company will not be responsible for any Liabilities or Expenses of any Indemnified Person that are determined by a judgment of a court of competent jurisdiction which is no longer subject to appeal or further review to have resulted solely from such Indemnified Person's gross negligence or willful misconduct. The Company also agrees to reimburse each Indemnified Person for all Expenses as they are incurred in connection with enforcing such Indemnified Person's rights under this Agreement.


         2. Indemnification Procedures. Upon receipt by an Indemnified Person of actual notice of an Action against such Indemnified Person with respect to which indemnity may be sought under this Agreement, such Indemnified Person shall promptly notify the Indemnitor in writing; provided that failure so to notify the





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Indemnitor shall not relieve the Indemnitor from any liability which the
Indemnitor may have on account of this indemnity or otherwise, except to the extent the Indemnitor shall have been materially prejudiced by such failure. The Indemnitor shall, if requested by Alex. Brown or any such other Indemnified Person, assume the defense of any such Action including the employment of counsel reasonably satisfactory to Alex. Brown or any such other Indemnified Person. Any Indemnified Person shall have the right to employ separate counsel in any such Action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company has failed promptly to assume the defense and employ counsel or (ii) the named parties to any such Action (including any impleaded parties) include such Indemnified Person and the Indemnitor, and such Indemnified Person shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the Indemnitor; provided that the Indemnitor shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel in connection with any Action in the same jurisdiction, in addition to any local counsel. The Indemnitor shall not be liable for any settlement of any Action effected without its written consent (which shall not be unreasonably withheld). In addition, the Indemnitor will not, without prior written consent of Alex. Brown or any such other Indemnified Person, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes an unconditional release of each such Indemnified Person from any and all Liabilities arising out of such Action.

         3. Contribution. In the event the foregoing indemnity is unavailable to an Indemnified Person other than in accordance with this Agreement, the Indemnitor shall contribute to the Liabilities and Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits to the Indemnitor, on the one hand, and to Alex. Brown and the other Underwriters, on the other hand, of the matters contemplated by the Proposed Offering or (ii) if the allocation provided by the immediately preceding clause is not permitted by the applicable law, not only such relative benefits but also the relative fault of the Indemnitor, on the one hand, and Alex. Brown and the other Underwriters, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Indemnitor contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of the underwriting discounts and commissions actually received by Alex. Brown and the other Underwriters in connection with the Proposed Offering. For purposes of this paragraph, the relative benefits to the Indemnitor, on





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the one hand, and to Alex. Brown and the other Underwriters, on the other hand, of the matters contemplated to be paid or received or to be in the same proportion as (a) the total value to be received or contemplated to be received by the Indemnitor in the Proposed Offering, whether or not the Proposed
Offering is consummated, bears to (b) the underwriting discounts and commissions paid or to be paid to Alex. Brown and the other Underwriters in connection with the Proposed Offering and in accordance with the Underwriting Agreement.

         4. Expense Reimbursement. In addition to any rights of an Indemnified Person under Section 1 hereof, the Company will reimburse Alex. Brown for all Expenses, as incurred by Alex. Brown, in connection with Alex. Brown's providing any services to the Company at the Company's or its counsel's request in connection with, related to or arising from, directly or indirectly, the Kozak Matter, including, without limitation, Alex. Brown's issuing an "underwriters' cut-back" or similar letter, executing any affidavit or similar document or providing testimony (whether in trial, deposition or otherwise), provided, that Alex. Brown's per diem rate for the provision of any such testimony shall be as follows: Managing Directors, $4,500; Principals, $3,500; Vice Presidents, $2,500; and Associates, $2,000. To the extent Alex. Brown is entitled to be reimbursed for any Expenses under this Section 4, Alex. Brown will provide the Company written notice of such Expenses, which notice shall contain a reasonably itemized list of the Expenses incurred by Alex. Brown, and promptly after receiving such notice, the Company shall reimburse Alex. Brown for such Expenses.

         5. Non-exclusivity. The rights of the Indemnified Persons hereunder shall be in addition to any other rights, claims or remedies the Indemnified Persons may have against the Indemnitor under the Underwriting Agreement and any other agreement with the Indemnitor or at common law or by statute or rule.

         6. Partial Indemnity. If any Indemnified Person is entitled under any provision of this Agreement to indemnification by the Indemnitor for some or a portion of Liabilities and Expenses but not, however, for all of the total amount thereof, the Indemnitor shall nevertheless indemnify such Indemnified Person for the portion thereof to which such Indemnified Person is entitled.

         7. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

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         8.      GOVERNING LAW SUBMISSION TO JURISDICTION; SELECTION OF FORUM.
THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH PARTY AGREES THAT IT SHALL BRING ANY ACTION OR PROCEEDING IN RESPECT OF ANY CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT, WHETHER IN TORT OR CONTRACT OR AT LAW OR IN EQUITY, EXCLUSIVELY IN THE UNITED STATED DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK (THE "CHOSEN COURT") AND (I) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE CHOSEN COURT, (II) WAIVES ANY OBJECTION TO LAYING VENUE IN ANY SUCH ACTION OR PROCEEDING IN THE CHOSEN COURT, (III) WAIVES ANY OBJECTION THAT THE CHOSEN COURT IS AN INCONVENIENT FORUM OR DO NOT HAVE JURISDICTION OVER ANY PARTY HERETO AND (IV) AGREES THAT SERVICE OR PROCESS UPON SUCH PARTY IN ANY SUCH ACTION OR PROCEEDING SHALL BE EFFECTIVE IF NOTICE IS GIVEN IN ACCORDANCE WITH
SECTION 9 OF THIS AGREEMENT.

         9. Notices. Any notice or other communication required to be made pursuant to the provisions of this Agreement shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged, sent by recognized overnight courier or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback, addressed as follows:

         If to the Indemnitor, at:

                 American Communications Services, Inc.
                 131 National Business Parkway
                 Annapolis Junction, MD  20701
                 Attention: Chief Executive Officer
                 Telecopier No.: (301) 617-4279

         If to Alex. Brown or any Underwriter, at:

                 Alex. Brown & Sons Incorporated
                 One South Street
                 Baltimore, MD 21202-3220
                 Attention: Syndicate Department
                 Telecopier No.: (410) 895-4481

                 with a copy to:





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                 Daniel McIntyre, Esq.
                 Alex. Brown & Sons Incorporated
                 One South Street
                 Baltimore, MD 21202-3220
                 Telecopier No.: (410) 895-3619

or at such other address or telecopier number as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, the next business day after delivery to a recognized overnight courier or five
(5) days after the same shall have been deposited in the mail.

         10. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         11. No Commitment to Proceed with Proposed Offering. The Company understands that Alex. Brown is relying on the agreements and undertakings of the Company contained herein in proceeding with the Proposed Offering.
However, the execution and delivery of this Agreement shall in no event commit or obligate Alex. Brown or any other Underwriter to proceed with the Proposed Offering unless and until the Underwriting Agreement is executed. The terms of this paragraph shall survive any filing of a registration statement, or any amendment thereto, with the SEC.

         12. Successors and Assigns; Beneficiaries. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and their respective successors and assigns. Each of the Representatives and Underwriters and their respective successors and assigns shall have third party beneficiary rights, as Indemnified Parties, under this Agreement, and shall be entitled to enforce all of their rights as Indemnified Parties hereunder as if each of these were party to this Agreement.

         13. Amendment; Waiver; Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless made in a writing signed by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. The reimbursement, indemnity and contribution obligations of the Indemnitor set forth in this Agreement shall apply to any amendment or modification of this Agreement and shall remain in full force and effect after the execution and delivery of the





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Underwriting Agreement and regardless of whether or not the Proposed Offering is consummated.

         14.     Counterparts.    This Agreement may be executed in several
counterparts, each of which shall be considered an original, but all of which taken together shall constitute one and the same Agreement.





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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the date and year first above written.

                          American Communications Services, Inc.



                          By:   /s/  Jack E. Reich
                             --------------------------------
                             Name:   Jack E. Reich
                             Title:  President/CEO

                          Alex. Brown & Sons Incorporated
                             as a Representative of the
                            several Underwriters

                          By: Alex. Brown & Sons Incorporated



                          By:   /s/  Jeffrey S. Amling
                             --------------------------------
                             Name:    Jeffrey S. Amling
                             Title:   Managing Director





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